                           ARTICLES OF INCORPORATION
                                       OF
                            FOUR RIVERS DEVELOPMENT

            We, the undersigned, natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business
Corporation Act, adopt the following Articles of Incorporation for such
Corporation:

                                 ARTICLE I: NAME

            The name of this Corporation is Four Rivers Development.

                              ARTICLE II: DURATION

            The period of duration of this Corporation is perpetual.

                              ARTICLE III: PURPOSES

            The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all of the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

            A. To engage in the manufacturing, marketing and/or development of high technology products;

            B. To engage in business, related or unrelated, to that described above and from time to time authorized or approved by the Board of Directors of this Corporation;

            C. To act as partner or joint venturer in any other legal capacity in any transaction;

            D. To have and exercise any and all rights and powers from time to time granted to a corporation by the laws of the State of Utah.


            E. To enter into any partnership, limited or general, as a limited or general partner, or both, and to enter into any joint venture or other arrangement for sharing profits, union of interest, reciprocal concession, or cooperation, with any corporation, association, partnership, entity, person, syndicate, or governmental body, domestic or foreign;

            F. To own, sell and broker all forms of investments;

            G. To do each and every thing necessary, suitable or proper for the accomplishment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to, or expedient to promote the interest of the Corporation, or to enhance the value of its properties as authorized under the laws of the State of Utah;

            The objects and purposes specified herein shall be regarded as independent objects and purposes and shall not be limited or restricted by reference to, or inference from the terms of any other clause of these Articles of Incorporation.

                                ARTICLE IV: STOCK

            The aggregate number of shares which the Corporation shall have the authority to issue is 50,000,000 shares of nonassessable voting common stock having a $.001 par value per share. Each share of stock shall entitle the holder thereof to one (1) vote on each matter submitted to vote at a meeting of the shareholders. At all elections of directors of the Corporation, each director shall be elected by a majority vote of all shares of capital stock voting.


                        ARTICLE V: INITIAL CAPITALIZATION

            The Corporation will not commence business until at least one thousand dollars ($1,000) has been received by it as consideration in the form of cash or property for the issuance of shares.

                         ARTICLE VI: PRE-EMPTIVE RIGHTS

            Shareholders shall have no pre-emptive rights to acquire any securities of this Corporation.

                          ARTICLE VII: INTERNAL AFFAIRS

            The regulation of the internal affairs of the Corporation shall be governed by the bylaws of the Corporation.

                       ARTICLE VIII: REGISTERED OFFICE

             The address of this Corporation's initial registered office and the name of its initial registered agent at such address is:

             Name of Agent              Address of Registered Office
             -------------              ----------------------------
             Kirk A. Cullimore          1225 E. Ft. Union Blvd.
                                        Midvale, Utah 84047

                              ARTICLE IX: DIRECTORS

            The number of directors constituting the initial Board of Directors of the Corporation is three and the name and addresses of the persons who are to serve as directors until their first annual meeting of the shareholders or until their successors are elected and shall qualify are:

             Name                       Address
             ----                       -------
             F. Randy Jack              1435 West 10400 South
                                        South Jordan, Utah 84084


              David W. White            6523 Clematis Way
                                        West Jordan, Utah 84084

              J. Brent Kartchner        3298 Antler Way
                                        Salt Lake City, Utah 84121

                           ARTICLE X: INCORPORATORS

            The name and address of each Incorporator is:

             Name                       Address                      [ILLEGIBLE]
             ----                       -------
             Reed L. Benson             2224 St. Moritz Circle
                                        Sandy, Utah 84092

             Kirk A. Cullimore          2233 St. Moritz Circle
                                        Sandy, Utah 84092

             Joanne Douglas             2091 Brent Lane
                                        Salt Lake City, Utah 84121

                          ARTICLE XI: LIMITED LIABILITY

            The capital stock of this Company shall be issued as fully paid, and the private property of the shareholders shall not be liable for the debts, obligations, or liabilities of this Corporation. The capital stock of this
Corporation shall not be assessable.

                         ARTICLE XII: SECTION 1244 STOCK

            Shares of stock of this Corporation authorized and issued pursuant to these Articles within two (2) years from the date of incorporation are for purposes of the Internal Revenue Code authorized and issued in compliance with and as prescribed by Section 1244 of the Internal Revenue Code of 1954, as
amended, and shall be known as "Section 1244 Stock".

                          ARTICLE XIII: INDEMNIFICATION

            The Corporation shall indemnify any and all persons who may serve at any time as a Director or Officer of the


Corporation, and their heirs, administrators, successors and assigns against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement before or after suit is commenced, actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding, in which they, or any of them are made parties, or which may be asserted against them or any of them by reason of being, or having been, Directors or Officers of the Corporation, except in relation to such matters in which such Director or Officer shall be adjudged to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders, or otherwise.

            DATED this 6th day of February, 1986.

REGISTERED AGENT
                                             /s/ Reed L. Benson
                                             -----------------------------------
                                             Reed L. Benson, Incorporator

/s/ Kirk A. Cullimore                        /s/ Kirk A. Cullimore
-----------------------------------          -----------------------------------
Kirk A. Cullimore                            Kirk A. Cullimore, Incorporator

                                             /s/ Joanne Douglas
                                             -----------------------------------
                                             Joanne Douglas, Incorporator


STATE OF UTAH               )
                            : ss
COUNTY OF SALT LAKE         )

            On the 6th day of February, 1986, personally appeared before me Reed L. Benson, Kirk A. Cullimore, and Joanne Douglas, who, being first duly sworn, severally declared that they are the persons who signed the foregoing
Articles of Incorporation as incorporators and that the statements therein contained are true.

                                          /s/ [ILLEGIBLE]
                                          --------------------------------------
                                          NOTARY PUBLIC

My Commission Expires:                    Residing At:

       7-3-88                             Salt Lake City, Utah
-------------------------------------     --------------------------------------

                                                ------------------------
                                                     [NOTARY SEAL]


                            ------------------------
                                     [SEAL]

                                 STATE OF UTAH
                              BUSINESS REGULATION
                            ------------------------

                          CERTIFICATE OF INCORPORATION

                                       OF

                            FOUR RIVERS DEVELOPMENT

      THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE. HEREBY CERTIFIES
THAT DUPLICATE COPIES OF ARTICLES OF INCORPORATION FOR THE INCORPORATION OF

                            FOUR RIVERS DEVELOPMENT

DULY SIGNED AND VERIFIED PURSUANT TO THE PROVISIONS OF THE UTAH BUSINESS
CORPORATION ACT, HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO
LAW

      ACCORDINGLY, THE DIVISION OF CORPORATIONS AND COMMERCIAL CODE, HEREBY
ISSUES THIS CERTIFICATE OF INCORPORATION OF

                            FOUR RIVERS DEVELOPMENT

AND ATTACHES HERETO A DUPLICATE COPY OF THE ARTICLES OF INCORPORATION 119101.

[SEAL]                                  Dated this 7TH day
                                        of FEBRUARY, 1986

                                        /s/ Randall L. Smart
                                        ----------------------------------------
                                        DIRECTOR, DIVISION OF CORPORATIONS AND
                                                     COMMERCIAL CODE